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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT TO 1934


        Date of Report (Date of earliest event reported): August 19, 2005



                              TB WOOD'S CORPORATION
             (Exact name of registrant as specified in its charter)



        DELAWARE                           1-14182               25-1771145
 (State of incorporation)                 Commission           (IRS Employer
                                          File Number       Identification No.)

      440 NORTH FIFTH AVENUE, CHAMBERSBURG, PA                    17201
       (Address of principal executive office)                  (Zip Code)


                                  717-264-7161
              (Registrant's telephone number, including area code)

                                    No Change
              (Former name, former address and former fiscal year,
                          if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 4.02(a) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Restatement and Non-Reliance

On August 19, 2005, the Audit Committee and management of TB Wood's Corporation ("TB Wood's" or the "Company") concluded that we would need to amend and restate our previously issued financial statements and other financial information for the fiscal year and quarter to date periods in each of the three years in the period ended December 31, 2004, as presented in the Company's annual report on Form 10-K for the year ended December 31, 2004, and in the quarter ended March 31, 2005, as presented in the company's quarterly report on Form 10-Q for that period, with respect to our accounting for post-employment healthcare benefit obligations. In light of the restatements, the previously issued financial statements and other financial information contained in our Form 10-Qs for such quarters and our Form 10-K for the fiscal year ended December 31, 2004 should no longer be relied upon.

As previously disclosed, the Company received a comment letter from the Staff of the Securities and Exchange Commission ("SEC") during the second quarter of 2005 with respect to its 2004 Form 10-K regarding its accounting treatment of its post-employment healthcare benefit obligations. While our continuing review of this matter is not yet complete and we remain in discussions with the SEC, it has progressed sufficiently to allow us now to announce that we expect to restate our financial statements for the above periods. The restatements reported in this Form 8-K have no effect on our past, current or future revenues or cash flows.

Background

The Company sponsors an unfunded group medical insurance plan for its active employees and for retirees and their dependents that retired before January 1, 2002. Prior to that date, active employees were eligible for post-employment healthcare benefits; however, the Company curtailed those benefits in their entirety for all active employees effective December 31, 2001. In December 2004, the Company announced to those retirees still participating in the plan that the Company would only provide coverage through age 65, and that the retiree share of the cost would effectively be 100% of the Company's cost, together with an administrative fee.

In addition, through May 2005, the Company also sponsored an unfunded defined benefit post employment group term life insurance plan that provided life insurance coverage for active employees and retirees.

Previously, the Company only recognized the curtailment aspects of its 2001 actions, and did not account for the settlement, at no cost to the Company, of the prior service costs and other unamortized gains and losses attributable to the active employees when the amortization of such deferred credits would no longer be matched with any future service period for those employees following the plan change. In addition, under the Company's historic accounting treatment prior to the restatement, following the withdrawal of approximately 90% of the




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retiree participants in December 2004, also at no cost to the Company, management concluded that the plan was effectively terminated, and applied settlement accounting that resulted in recognition of an aggregate pre-tax gain of approximately $9.3 million, equivalent to (i) the reduction in the accumulated plan benefit obligation to the extent that retirees irrevocably withdrew from the plan; (ii) the reduction of all unamortized prior service cost credit relating to the action of curtailing benefits for active employees in 2001, and (iii) all unamortized gains and losses remaining under the plan since its inception.

As previously disclosed, the Company received a comment letter from the Staff of the SEC during the second quarter of 2005 with respect to its 2004 Form 10-K regarding its accounting treatment of its post-employment healthcare benefit obligations. In the fourth quarter of 2004, the Company recognized a non-recurring, non-cash pre-tax gain of approximately $9.3 million in its income statement with respect to its post-employment healthcare benefit obligations. As part of its ongoing discussions with the Staff of the SEC and upon further review of these events, the Company determined to restate its treatment of these healthcare benefit obligations in accordance with Statement of Financial Accounting Standards No. 106 relative to the 2001 curtailment of post employment healthcare benefits for active employees, and resulting partial plan settlement, as well as the partial plan settlement in 2004 associated with the withdrawal from the plan by, and effective settlement with, a substantial portion of retiree plan participants. As there were no longer any active employees rendering service to the Company in exchange for post-employment healthcare benefits, the effect of applying settlement accounting to these events requires the immediate recognition of all prior service costs and the pro rata portion of unamortized other actuarial gains and losses attributable to active employees at the time the Company's obligation to such employees was eliminated. In addition, the subsequent amortization of these items will be reduced in the ensuing periods, and the remaining accumulated plan benefit obligation attributable to retirees that exited the plan at the end of 2004 will be reduced.

While this matter consists of errors under Accounting Principles Board Opinion No. 20 primarily associated with events occurring in 2004 and 2001, transactions recorded in 2002 and 2003 were also affected, and the Company has determined to restate the relevant accounts previously reported in the Company's financial statements for the years 2004, 2003 and 2002. As a result of the restatement, we anticipate that a significant portion of the pre-tax $9.3 million non-cash gain recognized in the fourth quarter of 2004 will, instead, be recognized in 2001, and that recognition of a small portion of the $9.3 million non-cash gain will be deferred to periods subsequent to 2004. In addition, amortization of previously deferred credits relating to other actuarial gains and losses, approximating $0.5 million of non-cash reductions in costs and expenses in each of 2004, 2003 and 2002 will be eliminated, and the deferred tax consequences of the aforementioned adjustments will be recorded. Certain disclosures in the notes to the consolidated financial statements will also need to be restated to reflect the above restatement adjustments.

The determination to restate the consolidated financial statements was approved by the Audit Committee of the Company's Board of Directors upon the recommendation of TB Wood's senior management. The Audit Committee of the Board has discussed the restatements described in this Form 8-K with Grant Thornton LLP, its independent accountant.





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We are still in discussions with the SEC regarding the appropriate accounting treatment of the Company's post-employment healthcare benefit obligations and we intend to file an amendment to our annual report on Form 10-K for the fiscal year ended December 31, 2004 as soon as our discussions are finalized.


ITEM 7.01 REGULATION FD DISCLOSURE.

On August 19, 2005, the Company issued a press release announcing its plans to amend and restate its financial statements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.                        Description
-----------                        -----------

99.1                               Press Release of TB Wood's Corporation dated
                                   August 19, 2004









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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TB WOOD'S CORPORATION


                                    By /s/ Joseph C. Horvath
                                    --------------------------------------------
                                    Vice President-Finance
                                    (Principal Financial and Accounting Officer)

                                    Date: August 19, 2005